SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14A OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement       [_]  CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED
[ ]  Definitive Proxy Statement             BY RULE 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material under ss.240.14a-12

                               FASTNET CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

FASTNET CORPORATION

     NOTICE OF SPECIAL MEETING

                           OF SHAREHOLDERS TO BE HELD ON [OCTOBER 19], 2001

               NOTICE OF 2001 SPECIAL MEETING AND PROXY STATEMENT


                                 [FASTNET LOGO]






                                                                 October 8, 2001

Dear Shareholder,

         On behalf of the Board of Directors and management of FASTNET Corporation, I cordially invite you to attend the Company's Special Meeting of Shareholders (the "Special Meeting"). The Special Meeting will be held at 10:30 a.m., local time, on [October 19], 2001, at [Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, in Room 18[__].

         Important information concerning the matter to be acted upon at the Special Meeting is contained in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. After careful consideration, our Board of Directors has unanimously approved the proposal described in the Proxy Statement and recommends that you vote FOR the proposal.

         I encourage you to attend the Special Meeting in person. Whether you do so, however, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save FASTNET additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Special Meeting even if you have previously returned the proxy card.

         Thank you for your attention to this important matter.

                                           Sincerely,



                                           STEPHEN A. HURLY
                                           Chief Executive Officer and President

                               FASTNET CORPORATION
                          Two Courtney Place, Suite 130
                              3864 Courtney Street
                          Bethlehem, Pennsylvania 18017

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON [OCTOBER 19], 2001

Notice is hereby given that the 2001 Special Meeting of Shareholders (the "Special Meeting") of FASTNET Corporation (the "Company"), a Pennsylvania corporation, will be held at [Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, in Room 18[__], on [October 19], 2001, at 10:30 a.m., local time.

         A Proxy Statement and a proxy card for the Special Meeting are enclosed.

         The Special Meeting is for the following purposes:

         1. To approve the issuance and sale of up to 5,494,505 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") and warrants to purchase an aggregate of 1,373,627 shares of the Company's Common Stock (the " Warrants"), and other securities that may become issuable pursuant to the respective rights, preferences and privileges of the Series A Preferred and Warrants in a private financing, and a sale of 1,000,000 shares of Common Stock owned by a director of the Company, on the terms and subject to the conditions described in the Proxy Statement;

         2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Special Meeting.

         Any action may be taken on the foregoing matter at the Special Meeting on the date specified above, or on any date to which the Special Meeting may be adjourned or postponed. Only shareholders of record at the close of business on [September 20], 2001, will be entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to vote at the Special Meeting will be available at the Special Meeting for examination by any shareholder for any purpose germane to the Special Meeting.

         You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided. The proxy will not be used if you attend and vote at the Special Meeting in person.

                                          By Order of the Board of Directors,


                                          STANLEY F. BIELICKI
                                          Secretary
Bethlehem, Pennsylvania
October 8, 2001

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE SPECIAL MEETING. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               FASTNET CORPORATION
                          Two Courtney Place, Suite 130
                              3864 Courtney Street
                          Bethlehem, Pennsylvania 18017

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of FASTNET Corporation (the "Company") of proxies for use at the Special Meeting of Shareholders of the Company to be held on [October 19], 2001 (the "Special Meeting"), and at any adjournments thereof. Action will be taken at the meeting upon the approval of the issuance and sale of up to 5,494,505 shares of the Company's Series A Preferred and Warrants to purchase an aggregate of 1,373,627 shares of the Company's Common Stock, and other securities that may become issuable pursuant to the respective rights, preferences and privileges of the Series A Preferred and Warrants, and a sale of 1,000,000 shares of Common Stock owned by a director of the Company, and such other business as may properly come before the Special Meeting and any adjournments thereof. This Proxy Statement and the accompanying proxy card will first be sent to the Company's shareholders on or about [September 26], 2001.

VOTING RIGHTS AND PROXY INFORMATION

         Only the holders of the Company's Common Stock, no par value per share ("Shares"), of record at the close of business on [September 20], 2001, are entitled to vote at the Special Meeting. On that date, there were 20,497,368 Shares (including the holders of our preferred stock) outstanding and entitled to be voted at the Special Meeting. The presence at the Special Meeting of a majority, or 10,248,685 Shares, either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of the Company.

         The Shares represented by each properly executed proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR approval of the issuance and sale of the Company's Series A Preferred and Warrants. If any other matters are properly presented to the Special Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Execution of the accompanying proxy card will not affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke the proxy by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the issuance and sale of the Company's Series A Preferred and Warrants, but will be considered present for purposes of determining a quorum.

         The Company's transfer agent will tabulate affirmative and negative votes cast in person at the Special Meeting. Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting for quorum purposes, and each is tabulated separately. [Approval of the issuance and sale of the Company's Series A Preferred and Warrants will require the affirmative vote of a majority of the Shares present or represented and entitled to vote at the Special Meeting.]

                                    PROPOSAL

   APPROVAL OF ISSUANCE OF SECURITIES IN CONNECTION WITH FINANCING TRANSACTION

BACKGROUND

         The Shareholders of the Company are being asked to approve and ratify the issuance and sale of up to 5,494,505 shares of Series A Preferred and Warrants to purchase up to 1,373,627 shares of the Company's Common Stock, and additional securities that may become issuable pursuant to the respective rights, preferences and privileges of the Series A Preferred and Warrants, and the sale of 1,000,000 shares of Common Stock owned by a director of the Company, up to $5.0 million private placement (the "Financing"), on the terms and conditions outlined below. In the first closing of the Financing, which occurred on September 4, 2001, the Company issued and sold 2,506,421 shares of Series A Preferred (the "First Closing Series A") and issued warrants to purchase 626,605 shares of the Company's Common Stock (the "First Closing Warrants") for aggregate gross proceeds of $2.3 million and a director of the Company sold 456,169 shares of Common Stock (the "First Closing Common"). As further explained below, no stockholder approval was required prior to the first closing of the Financing. The second closing of the Financing (the "Second Closing"), however, is contingent upon, among other things, the approval by the Shareholders of the entire Financing at the Special Meeting. If such approval is obtained, the Second Closing is expected to occur as soon after the Special Meeting as practicable (the "Second Closing Date").

         The purchasers in the Financing consist of a limited number of accredited investors, and the sale of Series A Preferred and grant of Warrants in the Financing (and the issuance of Common Stock upon conversion or exercise, respectively, thereof; and the issuance of any additional securities that may become issuable pursuant to the rights, preferences and privileges of the Series A Preferred and Warrants) and the sale of the Common Stock was and will be made in reliance on Regulation D promulgated under the Act, which offers an exemption from the registration requirements under the Act.


Necessity for Stockholder Approval

         The issuance by the Company of the Series A Preferred and the Warrants (and the issuance of shares of the Company's Common Stock upon conversion or exercise, respectively, thereof; and the issuance of any additional securities that may become issuable pursuant to the rights, preferences and privileges of the Series A Preferred and Warrants) and the sale of the Common Stock is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to companies whose securities are traded on the Nasdaq National Market. Rule 4350(i) of the NASD (the "20% Rule") requires companies that are listed on the Nasdaq National Market to obtain stockholder approval prior to issuing common stock (or shares convertible into common stock) in a private financing at a price less than the greater of book or market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion) together with sales by officers, director or substantial holders of the Company is or will be greater than twenty percent of the common stock or voting power of the Company outstanding prior to the issuance.

         Because the Series A Preferred and the Warrants, and the shares of Common Stock issuable upon conversion of the Series A Preferred and exercise of the Warrants (the "Conversion Shares") and the sale of the Common Stock, are being issued in a private financing at a price which is below the market price of the Common Stock, approval of the Company's Shareholders will be required in order to permit the sale of the Common Stock and the number of Conversion Shares (and any additional securities that may become issuable pursuant to the respective rights, preferences and privileges of the Series A Preferred and Warrants) to constitute more than twenty percent of the shares outstanding immediately prior to the Financing. The Conversion Shares underlying the First Closing Series A, the First Closing Warrants and the First Closing Common constituted less than twenty percent of the shares outstanding immediately prior to the Financing. No stockholder vote was required to issue the First Closing Series A, the First Closing Warrants or the First Closing Common; however, the Common Stock, Conversion Shares underlying the Series A Preferred and Warrants to be issued in the Second Closing (the "Second Closing Common, "Second Closing Series A" and "Second Closing Warrants"), when aggregated with the First Closing Common, Conversion Shares underlying the First Closing Series A and the First Closing Warrants, will constitute more than twenty percent of the shares outstanding prior to the Financing. Thus, the Company is seeking stockholder approval of the Financing prior and as a condition to the Second Closing.

Terms of the Financing

         The principal terms of the Financing, including the rights, preferences and privileges of the Series A Preferred, and a description of the Warrants, and the sale of the Common Stock owned by a director are summarized below. Copies of
(i) the Series A Convertible Preferred Stock Purchase Agreement by and among the Company and the purchasers of the Series A Preferred dated as of September 4, 2001 (the "Securities Purchase Agreement"), (ii) the Statement with Respect to Shares Fixing Rights, Preferences and Terms of the Series A Convertible Preferred Stock of FASTNET Corporation (the "Certificate of Designation"), (iii) the form of the Warrants, (iv) the Investor Rights Agreement, between the Company and the purchasers of the Series A Preferred and dated as of September

4, 2001 (the "Investor Rights Agreement"), and (v) the Common Stock Purchase Agreement between a director of the Company and a purchaser of the Series A Preferred dated as of September 4, 2001 (the "Common Stock Purchase Agreement") (collectively, (i) through (v) above are referred to as the "Financing Documents") [have been filed by the Company as exhibits to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September [__], 2001], and you are encouraged to review the full text of the Financing Documents. The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

         INVESTOR RIGHTS AGREEMENTS

         Restricted Securities. The issuance of the Series A Preferred, the Warrants and the Conversion Shares (and any additional securities that may become issuable pursuant to the respective rights, preferences and privileges of the Series A Preferred and Warrants) will not be registered under the Act or any other applicable securities laws and will therefore be deemed to be "restricted securities" under the Act. As a result, the Series A Preferred, the Warrants and the Conversion Shares may only be sold, assigned, transferred or otherwise disposed of if subsequently registered or an exemption from registration is available.

         Registration. The Company has agreed to prepare and file with the Securities and Exchange Commission registration statements registering the resale of the Conversion Securities and Warrants (and additional securities that may become issuable pursuant to the rights, preferences and privileges of the Series A Preferred and the Warrants) upon the request of the holders of the Conversion Securities and Warrants.

         The holders of the Series A Preferred and Warrants have a right of first refusal to purchase certain additional securities issued by the Company.


         TERMS OF SERIES A PREFERRED STOCK

         General. The purchase price of the Series A Preferred, no par value, is $0.91 per share. There are 5,494,505 Series A Preferred authorized and 2,506,421 issued and outstanding after the First Closing.

         Conversion Price. Each share of Series A Preferred is convertible at the option of the holder at any time after the first to occur of (i) August 30, 2002 or (ii) such date that the Company is required to give notice of any adjustment to the conversion price, to convert any such shares of Series A Preferred (except that upon any liquidation of the Company the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by
(i) multiplying the number of shares of Series A Preferred to be converted by $0.91 and (ii) dividing the result by the conversion price of $0.91 per share or, in case an adjustment of such price has taken place, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred are surrendered for conversion.

         Adjustments to Conversion Price. The Conversion Price will be subject to adjustment in certain events including (i) stock splits, stock dividends, or combinations of the Common Stock and (ii) the issuance of purchase or other rights for or securities convertible into stock, warrants, securities or other property.

         Mandatory Redemption by the Holders of the Series A Preferred. Upon the occurrence of each of the following events, each holder of Series A Preferred must convert each share of Series A Preferred held by such holder into common stock:

         o immediately prior to the consummation of the acquisition of the Company by a corporation (an "Acquiror") which has (a) its common stock listed on the Nasdaq National Market System, on the New York Stock Exchange or on the American Stock Exchange (each, an "Exchange") and (b) a market capitalization (calculated immediately prior to the execution of the definitive agreement) of at least $200 million, if upon consummation of such acquisition the holders of Series A Preferred shall receive in respect of the share(s) of Common Stock issuable upon conversion of each share of Series A Preferred consideration with a fair market value equal to, at least $1.82,

         o upon delivery of written notice from the Company to holders of the Series A Preferred if at the time such notice is delivered, and on each day of the 30-day period immediately preceding such delivery, the last reported sale price on Nasdaq for a share of Common Stock is not less than the quotient obtained by dividing $4.55 by the number of shares of Common Stock (including fractions of a share) issuable upon conversion of each share of Series A Preferred, and the market capitalization of the Company is greater than or equal to $500 million.

         Liquidation Preference. Unless the holders of a majority of the then outstanding Preferred Stock consent otherwise, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred, to be paid an amount equal to the greater of (i) $0.91 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Preferred shall not be entitled to any further payment.

         If the assets to be distributed among the holders of Series A Preferred are insufficient, then the entire assets of the Company to be so distributed shall be distributed ratably among the holders of Series A Preferred. The remaining net assets of the Company may be distributed to the holders of stock ranking on liquidation junior to the Series A Preferred.

         Voting Rights. The Series A Preferred votes together with all other classes and series of stock of the Company as a single class on all actions to be taken by the shareholders of the Corporation, except as provided in the restrictive covenants set forth below. Each share of Series A Preferred shall entitle the holder to the number of votes per share equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred is then convertible into.

         Restrictive Covenants. As long as at least 25% of the shares of Series A Preferred are outstanding, the Company may not, without the approval of holders representing a majority in interest of the Series A Preferred, take certain actions, including, without limitation:

         o create or authorize any series of stock unless it ranks junior to the Series A Preferred.

         o consent to any liquidation, dissolution or winding up of the Company, merger into another entity, or sell substantially all of its assets

         o amend the bylaws if the effect would be detrimental or adverse to the rights of the holders of the Series A Preferred.

         o subject to certain exceptions, payment of a dividend on any shares of stock other than the Series A Preferred.

         o        redeem or acquire any shares of Series A Preferred.

         o issue any convertible securities that exceed 25% of the outstanding stock of the Company.

         o pay over 20% of the Company's total shareholders' equity in a transaction.

         TERMS OF THE WARRANTS

         Exercise Period. The Warrants are exercisable at any time within the first five years of their issuance, and terminate if not exercised prior to such date.

         Exercise Price. The exercise price of the Warrants is $1.27 per share.

         Cashless Exercise. Each Warrant may be exercised at any time on a cashless basis, whereby the warrant holder, upon exercise, will receive that number of shares of Common Stock with a then current value equal to the difference between the then current fair market value of the aggregate number of shares of Common Stock being exercised and the aggregate exercise price for such shares pursuant to the Warrant.

         TERMS OF THE COMMON STOCK SALE

         Purchase Price. The purchase price of the Common Stock sold by the director was $.50. All other terms of the Common Stock are the same as Common Stock currently outstanding.

Company's Capital Needs; Consequences of Non-Approval

         Obtaining additional funds is critical to the Company's ability to continue operations. However, because of the restrictions of the 20% Rule, the Company is limited in the amount it may raise through the sale of its equity securities without stockholder approval. The Financing could raise up to $5.0 million if the approval sought hereby is obtained; otherwise the Company will have raised only $2.3 million.

         Based on current market conditions, management and the Board of Directors believe that a sale of the Company's securities in the public markets at the current market price of the Common Stock would not likely be achievable. A public offering would also involve substantial delay and significant expense, and might be unsuccessful given current conditions in the market for public company issuances. Therefore, the Board of Directors believes that the Company's best option for additional financing is to complete the Financing on the terms outlined in this Proposal. The Board has also determined, based on current market conditions, the extensive arms-length negotiations with the purchasers of the Series A Preferred and discussions with other potential investors, that the equity securities being sold in the Financing are being issued and sold for fair value.

Use of Proceeds

         The Company shall use the proceeds from the sale of the Series A Preferred and the Warrants for general corporate purposes and working capital.

Board Recommendation

         Although the issuance of shares of Series A Preferred and the grant of Warrants (and issuance of additional securities that may become issuable pursuant to the rights, preferences and privileges of the Series A Preferred and Warrants) in connection with the Financing will have a dilutive effect on the Company's current Shareholders, the Board of Directors believes that stockholder approval of the Financing is in the best interest of the Company because the Company's ability to raise additional funds absent stockholder approval is severely limited and alternative funds could be very costly to the Company. Accordingly, the Board of Directors strongly recommends the approval of the Financing.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.


OTHER MATTERS

         As of the date of this Proxy Statement, the management of the Company knows of no other matters to be presented for action at the Special Meeting. However, if any further business should properly come before the Special Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information as of [September 15], 2001, relating to the beneficial ownership of Shares and Series A Preferred by each of the directors of the Board, the Chief Executive Officer, each of the four other most highly compensated executive officers of the Company, by directors of the Board and the Company's officers as a group and by the holders of five percent (5%) or more of the total Shares outstanding. As of [September 15], 2001, there were 17,990,947 Common Shares outstanding and 2,506,421 Series A Preferred outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of the Company.

         Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Shares held by them. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission (the "SEC"). In presenting the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options, warrants, right, conversion of a security or otherwise, owned by such person that are currently exercisable or exercisable within 60 days of [September 15], 2001, are deemed outstanding; provided that such Shares are not deemed outstanding for the purpose of computing the percentage of ownership of any other person.


                                                 PREFERRED        OPTIONS AND
NAME                                  SHARES     SHARES (6)       WARRANTS (1)     TOTAL (2)       PERCENT
----                                  ------     ----------       ------------     ---------       -------
5% SHAREHOLDERS

Edison Venture Fund                     456,169     2,088,684        522,171      3,067,204        14.56%
1009 Lenox Drive #4
Lawrenceville, NJ 08648

H&Q You Tools Investment              3,175,764                    1,150,000      4,325,764        22.60%
Holding,  L.P
One Bush Street
San Francisco, California 94104

Cybertech Wireless, Inc.              2,000,000                           --      2,000,000        11.12%
1555 East Henrietta Road
Rochester, New York 14623

Strattech Partners                                    417,737        104,434        522,171         2.82%
3 Radnor Corporate Center
Suite 304
Radnor, PA 19087



EXECUTIVE OFFICERS AND DIRECTORS

Stephen A. Hurly..................    1,123,000                        1,500      1,124,500         5.88%
David K. Van Allen................    2,825,000 (3)                    1,500      2,826,500        13.58%
Sonny C. Hunt.....................    2,268,831 (4)                    1,500      2,270,331        11.21%
Stanley F. Bielicki...............      111,000                      175,000        286,000         1.56%
Rafe Scheinblum...................      180,500                      118,750        299,250         1.64%
Phillip L. Weller.................      186,500                      100,000        286,500         1.57%
David J. Farber...................           --                       40,668         40,668         0.23%
R. Barry Borden...................       10,000                       40,668         50,668         0.28%
Alan S. Kessman...................       30,000                       57,334 (5)     87,334         0.48%
Douglas L. Michels................       50,000                      140,668        190,668         1.05%
All directors and executive
officers as a group (10 persons)..    6,784,831                      677,588      7,462,419         37.4%


----------------------------
(1) The Shares shown include the following Shares that directors and executive officers have the right to acquire within 60 days of [September 15], 2001 through the exercise of vested stock options: (a) Stanley F. Bielicki - 75,000 Shares; (b) Rafe Scheinblum - 18,750 Shares; (c) David J. Farber - 40,668 Shares; (d) R. Barry Borden - 40,668 Shares; (e) Alan S. Kessman - 57,334 Shares; (f) Douglas L. Michels - 140,668 Shares; Stephen A. Hurly - 1,500; David
K. Van Allen - 1,500; Sonny C. Hunt - 1,500 and (g) all directors and executive officers as a group - 140,000 Shares.
(2) The figures included in the Beneficial Ownership table for the following shareholders came from the following sources and are as of December 31, 2000, unless otherwise noted: (a) H&Q You Tools Investment Holding, L.P. - Schedule 13G, filed February 14, 2001; (b) Cybertech Wireless, Inc. - Schedule 13G, filed April 4, 2001, and as of March 14, 2001; (c) Stephen A. Hurly - Schedule 13G, filed December 28, 2000, and as of December 18, 2000; (d) David K. Van Allen -
Schedule 13G, filed February 14, 2001; and (e) Sonny C. Hunt - Schedule 13G, filed February 14, 2001.
(3) Includes 100,000 shares transferred by Mr. Van Allen to Kathryn Van Allen, Mr. Van Allen's spouse.
(4) Includes 200,000 shares transferred by Mr. Hunt to Ellen Hunt, Mr. Hunt's spouse.
(5) These options to purchase were granted to Mr. Kessman pursuant to the Company's Equity Compensation Plan and were then transferred by Mr. Kessman to PS Capital LLC, of which Mr. Kessman is a partner.
(6) The preferred stock has voting rights.


SOLICITATION OF PROXIES

         The accompanying proxy card is solicited on behalf of the Board. Following the original mailing of the proxy materials, proxies may be solicited personally by officers and employees of the Company, who will not receive additional compensation for these services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.

PROPOSALS OF SHAREHOLDERS FOR THE ANNUAL MEETING AND THE 2002 PROXY STATEMENT

         Under the Company's Bylaws, any shareholder who wishes to bring any proposal before a meeting of shareholders must give written notice thereof and certain related information to the Secretary of the Company in a timely manner. Notice by a shareholder to be timely with respect to proposals to be presented at an annual meeting must so be received: (i) not less than 120 days prior to the date of the Company's Proxy Statement released to shareholders for the previous year's annual meeting; or (ii) in the event that the Company did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then within a reasonable time before the Company begins to print and mail its proxy.

         Shareholder proposals intended to be presented at the Annual Meeting to be held in 2002 must be received by the Company no later than January 14, 2002, in order to be included in the Proxy Statement and related proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act. Proposals should be directed to the Secretary, FASTNET Corporation, Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017.

         A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to present at the annual meeting: (1) the name and record address of the shareholder proposing such business and the class or series and number of Shares which are owned beneficially or of record by such shareholder; (2) a representation that the shareholder has been a holder of record of stock of the Company entitled to vote at such meeting for at least one year and that the shareholder intends to hold the securities through the date of the meeting, and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (3) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (4) any material interest of the shareholder in such business.

         Management does not know of any matters which are likely to be brought before the Special Meeting other than those referred to in this Proxy Statement. In the event that any other matters properly come before the Special Meeting, however, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

         The presiding officer at the Special Meeting may determine that any shareholder proposal is not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with the law and, if he so determines, he may refuse to allow the shareholder proposal to be considered at the Special Meeting.


OTHER MATTERS

         The Board knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         It is important that your Shares be represented at the Special Meeting. Shareholders are urged to mark, date, execute and return promptly the accompanying proxy card in the enclosed envelope.

                                           By Order of the Board of Directors,


                                           STEPHEN A. HURLY
                                           Chief Executive Officer and President

October 8, 2001
Bethlehem, Pennsylvania

                    FASTNET
                         CORPORATION

                                    BETHLEHEM, PENNSYLVANIA 18017

PROXY                       FASTNET CORPORATION                           PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of FASTNET Corporation (the "Company") hereby appoints Stephen A. Hurly and Stanley F. Bielicki, or either of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on [September 20], 2001, at the Special Meeting of Shareholders to be held on [October 19], 2001, at [Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, in Room 18[__], and at any adjournments thereof.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                               FASTNET CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS

                               [OCTOBER 19], 2001

               Please detach and mail in the envelope provided.
--------------------------------------------------------------------------------
[X] PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.






1. To approve the issuance and sale of up to 5,494,505 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") and warrants to purchase an aggregate of 1,373,627 shares of the Company's Common Stock (the " Warrants"), and other securities that may become issuable pursuant to the respective rights, preferences and privileges of the Series A Preferred and Warrants in a private financing, and a sale of 1,000,000 shares of Common Stock owned by a director of the Company, on the terms and subject to the conditions described in the Proxy Statement;.

                                                  FOR      AGAINST      ABSTAIN

                                                   [   ]   [   ]        [   ]


2. In their discretion, the proxy holders are authorized to vote the proxies upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

CHECK HERE FOR ADDRESS CHANGE     [   ]

CHECK HERE IF YOU PLAN TO ATTEND  [   ]
THE 2001 SPECIAL MEETING

SIGNATURE(S)__________________________________________DATE______________________
Note: Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.